EXHIBIT 99.1

CEDARA SOFTWARE CORP.

Consolidated Balance Sheets

(In thousands of Canadian dollars)

	March 31, 2005	June 30, 2004
	(Unaudited)

Assets
Current assets
Cash and cash equivalents	$36,640	$40,510
Short-term investments	—	10,902
Accounts receivable	16,907	7,449
Inventory	1,792	268
Prepaid expenses and other assets	2,377	881
	57,716	60,010

Capital assets	2,189	2,201
Long-term investments (note 3)	2,839	510
Intangible assets	11,623	373
Goodwill (note 4)	33,682	9,053
	$108,049	$72,147

Liabilities and Shareholders’ Equity

Current liabilities
Bank indebtedness (note 5)	$12,700	$—
Accounts payable and accrued liabilities	8,820	4,207
Deferred revenue	5,360	861
Current liabilities of discontinued operations (note 6)	—	986
	26,880	6,054

Long-term liability	201	—
Non-current portion of provision for loss on sublease	8	44

Shareholders’ equity
Capital stock	163,587	161,536
Contributed surplus	962	388
Deficit	(81,545)	(95,875)
Cumulative translation adjustment	(2,044)	—
	80,960	66,049
	$108,049	$72,147

See accompanying notes to unaudited consolidated financial statements

CEDARA SOFTWARE CORP.

Unaudited Consolidated Statements of Operations

(In thousands of Canadian dollars, except per share amounts)

	Three Months Ended March 31		Nine Months Ended March 31
	2005	2004	2005	2004

Revenue	$24,395	$13,450	$59,709	$35,701

Direct costs	6,062	2,737	15,148	7,708

Gross margin	18,333	10,713	44,561	27,993

Expenses:
Research and development	3,044	1,971	7,869	6,385
Sales and marketing	3,400	1,068	8,675	3,480
General and administration	3,093	1,848	7,992	5,133
Severance costs (recovery)	171	64	586	(120)
Other charges (note 9)	1,320	22	2,882	240
Amortization of intangible assets	647	47	1,248	149
Depreciation and amortization	330	409	987	1,262
	12,005	5,429	30,239	16,529

Income before interest expense	6,328	5,284	14,322	11,464

Interest expense, net	115	156	27	758
Income from continuing operations	6,213	5,128	14,295	10,706

Income from discontinued operations (note 6)	—	—	35	—
Net income	$6,213	$5,128	$14,330	$10,706

Earnings per share from continuing operations (note 10)
Basic	$0.20	$0.20	$0.45	$0.43
Diluted	$0.18	$0.18	$0.43	$0.38

Earnings per share (note 10)
Basic	$0.20	$0.20	$0.45	$0.43
Diluted	$0.18	$0.18	$0.43	$0.38

See accompanying notes to unaudited consolidated financial statements

CEDARA SOFTWARE CORP.

Unaudited Consolidated Statements of Shareholders’ Equity

(In thousands of Canadian dollars)

	Common Shares		Warrants		Contributed		Cumulative Translation	Total Shareholders’ Equity
	Number	Amount	Number	Amount	Surplus	Deficit	Adjustment	(Deficiency)

Balance, June 30, 2003	24,157,621	$106,328	605,636	$3,260	$—	$(111,441)	$—	$(1,853)

Issue of shares on exercise of stock options	501,992	1,624	—	—	—	—	—	1,624
Reclass of expired warrants	—	—	(200,000)	(155)	155	—	—	—
Issue of shares on exercise of warrants	42,000	105	(42,000)	(105)	105	—	—	105
Issue of shares on conversion of convertible subordinated debentures	1,267,120	2,887	—	—	—	—	—	2,887
Issue of shares on equity financing	5,000,000	50,000	—	—	—	—	—	50,000
Share issue costs	—	(2,900)	—	—	—	—	—	(2,900)
Net income for the period	—	—	—	—	—	10,706	—	10,706

Balance, March 31, 2004	30,968,733	$158,044	363,636	$3,000	$260	$(100,735)	$—	$60,569

Balance, June 30, 2004	31,540,267	$161,536	—	$—	$388	$(95,875)	$—	$66,049

Issue of shares on exercise of stock options	332,355	2,051	—	—	—	—	—	2,051
Stock-based compensation expense (note 8)	—	—	—	—	574	—	—	574
Net income for the period	—	—	—	—	—	14,330	—	14,330
Current period translation adjustment	—	—	—	—	—	—	(2,044)	(2,044)

Balance, March 31, 2005	31,872,622	$163,587	—	$—	$962	$(81,545)	$(2,044)	$80,960

See accompanying notes to unaudited consolidated financial statements

CEDARA SOFTWARE CORP.

Unaudited Consolidated Statements of Cash Flows

(In thousands of Canadian dollars)

	Three Months Ended March 31		Nine Months Ended March 31
	2005	2004	2005	2004
Cash provided by (used in):
Operating activities:
Net income from continuing operations	$6,213	$5,128	$14,295	$10,706
Items not involving cash:
Depreciation and amortization	1,131	456	2,528	1,411
Stock based compensation expense	330	—	574	—
Accretion of interest on convertible subordinated debentures	—	—	—	36
Other	85	(99)	910	241
	7,759	5,485	18,307	12,394
Change in non-cash operating working capital:
Accounts receivable	684	496	(10,135)	(3,372)
Inventory	(172)	20	(254)	108
Prepaid expenses and other assets	(413)	154	(673)	(206)
Accounts payable and accrued liabilities	(459)	(42)	156	(2,380)
Deferred revenue	(170)	1,116	1,294	1,253
	(530)	1,744	(9,612)	(4,597)
	7,229	7,229	8,695	7,797
Investing activities:
Decrease in short–term investments	—	—	10,902	—
Acquisition of eMed, net of cash acquired	(249)	—	(36,751)	—
Proceeds from sale of investments in shares	—	—	273	—
Additions to intangible assets	(41)	(12)	(61)	(66)
Additions to capital assets	(142)	(225)	(646)	(656)
	(432)	(237)	(26,283)	(722)
Financing activities:
Increase (decrease) in bank indebtedness	(5,124)	(8,944)	13,297	(9,493)
Decrease in long-term liability	(36)	—	(40)	—
Issue of shares on exercise of options	675	775	2,051	1,624
Issue of shares on equity financing	—	47,100	—	47,100
Issue of shares on exercise of warrants	—	105	—	105
	(4,485)	39,036	15,308	39,336
Effect on exchange rate changes on cash and cash equivalents	115	—	(1,555)	—
Change in cash and cash equivalents from continuing operations	2,427	46,028	(3,835)	46,411

Change in cash and cash equivalents from discontinued operations (note 6)	—	9	(35)	(374)

Cash and cash equivalents, beginning of period	34,213	—	40,510	—

Cash and cash equivalents, end of period	$36,640	$46,037	$36,640	$46,037

Supplemental cash flow information
Cash paid for:
Interest	$253	$165	$542	$883
Taxes	240	13	271	13

Cash received for interest	$138	$9	$515	$22

Non-cash financing activities:

Receipt of shares on payment of accounts receivable	$1,813	$1,975	$2,602	$2,887

See accompanying notes to unaudited consolidated financial statements

CEDARA SOFTWARE CORP.

Unaudited Notes to Consolidated Financial Statements

(In thousands of Canadian dollars, except per share and per option amounts)

Three months and nine months ended March 31, 2005 and March 31, 2004

1.             Significant accounting policies:

The Company’s principal accounting policies are in accordance with generally accepted accounting principles (“GAAP”) in Canada and, except as discussed in note 11 to the consolidated financial statements, are also, in all material respects, in accordance with accounting practices generally accepted in the United States.

The disclosures contained in these unaudited interim consolidated financial statements do not include all disclosures required under GAAP for annual financial statements. The unaudited interim consolidated financial statements should be read in conjunction with the audited annual consolidated financial statements for the year ended June 30, 2004.

Management believes these unaudited interim consolidated financial statements include all adjustments, including normal recurring adjustments, necessary to present fairly the financial position of the Company as at March 31, 2005 and the results of its operations and its cash flows for the three and nine months ended March 31, 2005 and 2004. Results for the three and nine months ended March 31, 2005 are not necessarily indicative of the results to be expected for the entire year or for any other interim period.

The unaudited interim consolidated financial statements are based upon accounting policies consistent with those used and described in the annual consolidated financial statements, except as herein noted:

(a)        Principles of consolidation:

On October 8, 2004, Cedara acquired all of the issued and outstanding shares of eMed Technologies Corporation (“eMed”). This acquisition was accounted for using the purchase method (note 2). The Company’s interim consolidated financial statements include operating results of eMed from the date of acquisition.  The functional currency of eMed is the United States dollar and is accounted for as a self-sustaining foreign operation.  As such, assets and liabilities are translated into the Company’s Canadian dollar reporting currency at the rate of exchange in effect at the balance sheet date while revenue and expense items are translated into Canadian dollars at the rate of exchange in effect on the dates on which such items are recognized in income during the period.  All significant inter-company balances and transactions have been eliminated on consolidation.

(b)        Revenue recognition:

As a result of the acquisition of eMed, the Company’s revenues now also include revenue derived from sales of electronic medical imaging system solutions and workstations.

The Company recognizes revenue from the sale of hardware transactions, solutions and workstations where software is incidental in accordance with Emerging Issues Committee (“EIC”) abstract 141 – Revenue Recognition and EIC 142 – Revenue Arrangements with Multiple Deliverables which, in the Company’s circumstances, is not materially different from the amounts that would be determined under the provisions of Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition, as amended by SAB No. 104, which incorporates the provision regarding revenue arrangements with multiple deliverables as prescribed by Emerging Issues Task Force (EITF) Issue No. 00-21, Revenue Arrangements with Multiple Deliverables. Revenue from solutions and workstations sales is recognized upon shipment to the customer provided that evidence of an arrangement exists, fees are fixed or determinable, title and risk of loss has passed to the customer, collection of the related receivable is probable, and there are no customer acceptance provisions. The majority of these arrangements also contain installation services. The Company has determined that the elements of its arrangements can be accounted for as separate units of accounting based on the following factors:

•              Delivered element or product does have stand-alone value to the customer, as the Company does sell its products separately without installation services;

•              The Company has an established price list for installation of its products that are charged consistently; and

•              The Company’s arrangements do not contain a general right of return, and furthermore, the Company has demonstrated through past experience its ability to complete the installation services, which are within the Company’s control, without exception.

For arrangements in which a portion of the solutions and workstations’ sales price is not due until customer acceptance, the Company recognizes such portion upon obtaining customer acceptance. In the event uncertainty exists about customer acceptance of product sales such as acceptance criteria or greater than 50% of the sales price is not due until customer acceptance, the entire sales price is deferred until acceptance occurs. Customer payments received in advance of product shipments are recorded as deferred revenue. The Company typically provides a one-year warranty on all system solutions products sold. The Company accrues the estimated costs to be incurred in connection with product warranty upon product shipment.

Service revenue consists of customer fees from installation, set-up and training; network based comprehensive support, and post-warranty product maintenance.  Up-front set-up fees from web-based services are recognized on a straight line basis over the expected period of performance.  Revenue from installation and training is recognized as the work is performed and upon customer acceptance.  Revenue from support agreements and post-warranty product maintenance contracts is deferred and recognized ratably over the applicable period.

Shipping and handling fees related to sales transactions for which the Company is reimbursed are classified as revenue and the related charges as cost of revenues.

(c)        Generally Accepted Accounting Principles:

Effective July 1 2004, the Company adopted CICA Section 1100, Generally Accepted Accounting Principles and CICA Section 1400 General Standards of Financial Statement Presentation, which establish standards for financial reporting and financial statement presentation in accordance with GAAP.  The standards define primary sources of GAAP and require that an entity apply every relevant primary source.  The adoption of these standards did not have a material impact on the Company’s financial statements.

(d)        Hedging relationships:

Effective July 1, 2004, the Company adopted the CICA Accounting Guideline (AcG) 13, Hedging Relationships.  This guideline addresses the identification, designation, documentation and effectiveness of hedging relationships for the purpose of applying hedge accounting.  The guideline establishes certain criteria for the application of hedge accounting and the discontinuance of hedge accounting.  EIC 128, Accounting for Trading, Speculative or Non-Hedging Derivative Financial Instruments, requires that any derivative financial instrument not designated as an AcG 13 compliant hedge relationship be measured at fair value with changes in fair value recorded in current income.  The Company did not enter into any hedging contracts during the three and nine months period ended March 31, 2005.

(e)        Consolidation of Variable Interest Entities:

Effective January 1, 2005, the Company adopted CICA Accounting Guideline (AcG) 15, Consolidation of Variable Interest Entities, which provides guidance for determining when an enterprise includes the assets, liabilities, and results of activities of entities that are subject to control on a basis other than ownership of voting interest (a “variable interest entity”).  The adoption of this guideline had no material impact on the Company’s financial position, results of operations, or cash flows.

2.             Acquisition:

On October 8, 2004, the Company acquired all of the issued and outstanding shares of eMed Technologies Corporation (“eMed”), a privately-held provider of Picture Archiving and Communications Systems (PACS) and web-based medical imaging radiology solutions based in Burlington, Massachusetts (the “Acquisition”).

The purchase consideration paid in cash for the Acquisition, together with the transaction costs, was $61,599 (US$49,202).  The Company financed the Acquisition partly from its own cash reserves, partly from its new term credit facility with the Royal Bank of Canada (“RBC”) and the remainder of the consideration was financed from cash on the balance sheet of eMed on the closing of the Acquisition, as described below:

	Cdn$	US$

Cash on hand	$17,970	$14,356
Acquired cash of eMed	24,848	19,846
Acquisition borrowing facility	18,781	15,000
	$61,599	$49,202

The acquisition is accounted for using the purchase method of accounting in accordance with the recommendations of Section 1581, Business Combinations of the CICA Handbook and the resultant goodwill and other intangible assets are accounted for prospectively in accordance with the recommendations of Section 3062, Goodwill and Other Intangible Assets of the CICA Handbook.

In the preparation of these consolidated financial statements, the purchase consideration has been allocated on a preliminary basis to the fair value of assets acquired, including intangible assets, any future tax impact and liabilities assumed based on management’s best estimates and taking into account all relevant information available at the time these statements were prepared.  The Company engaged an independent valuator to assist management in identifying and assessing the fair value of the various assets and liabilities acquired.  The independent valuator has issued a report which forms the basis for the values assigned set out below.  Management is in the process of finalizing the allocation of purchase consideration including future tax impact, if any.   To the extent the finalization of these fair value results in changes to amounts set out in these consolidated financial statements, the amount assigned to goodwill will be adjusted by an equal and offsetting amount.

During the three months ended March 31, 2005, the Company identified additional expenses of $249 relating to transactional costs.  As a result, the preliminary purchase consideration increased by $249 and amount assigned to goodwill increased by $249.

The purchase price allocation of the fair value of net assets acquired is detailed as follows:

	Cdn$	US$

Cash and cash equivalents	$24,848	$19,846
Accounts receivable	4,172	3,332
Inventory	1,315	1,050
Prepaid expenses and other assets	849	678
Capital assets	347	276
Goodwill	25,449	20,330
Intangible assets:
Purchased technology	3,130	2,500
Brand name and trademarks	1,377	1,100
Order backlog	2,634	2,104
Customer contracts and customer base	6,010	4,800
Deferred revenue	(3,989)	(3,186)
Liabilities	(4,543)	(3,628)
	$61,599	$49,202

The purchased technology, brand name and trademarks and customer contracts and customer base are being amortized on a straight-line basis over their useful lives which are estimated as follows; purchased technology over 5 years, brand name and trademarks over 5 years and customer contracts and customer base over 6 years.  The order backlog asset will be amortized as the orders are fulfilled, which is expected to be 2 years.  The amortization of purchased technology is included in direct costs as follows: $154 and $293 for the three and nine month periods ended March 31, 2005, respectively.

3.             Long-term investments:

Long-term investments represent shares held in private companies which the Company does not control or have significant influence over and are accounted for at cost.

4.             Goodwill:

Balance, October 8, 2004	$34,253
Adjustment to purchase price allocation for additional transaction costs incurred	249
Foreign exchange translation impact	(820)
Balance, March 31, 2005	$33,682

5.             Bank indebtedness:

During October 2004, the operating line of $14,000 and the general security agreement with the National Bank of Canada were cancelled and the Company entered into a $29,750 credit facility with the Royal Bank of Canada (“RBC”) bearing interest at prime plus an applicable margin depending upon certain financial ratios.  Under the new credit facility, RBC provided a term facility of up to $22,500 to allow the Company to finance part of the acquisition of eMed (note 2).  Following the acquisition of eMed, the remaining unused portion of this acquisition facility was cancelled.  The credit facility also includes a revolving credit facility, a corporate VISA facility and a foreign exchange credit facility in an aggregate amount of up to $7,250 for purposes of financing the Company’s general operating requirements, and facilitating foreign exchange transactions.  The credit facility is secured by a general security agreement granting a first security interest in all of the Company’s present and after acquired property to RBC.  The borrowings under the facility are repayable by quarterly payments based on various financial milestones and conditions.  During the three and nine months ended March 31, 2005, the Company made repayments of $5,125 and $5,485, respectively.  The credit facility requires that the Company satisfy certain financial, reporting and other covenants, including the maintenance of certain financial ratios.  The Company is in compliance with all such covenants at March 31, 2005.  Under the terms of the credit facility, the Company is required to obtain RBC’s written consent prior to completing the proposed merger with Merge eFilm (note 11).  The Company expects that it would either obtain RBC’s consent or repay all bank indebtedness prior to the formal completion of the merger.

6.             Discontinued operations:

The following summarizes the balance sheet, statement of operations and statement of cash flows information for the Company’s discontinued operations:

Balance Sheet	March 31, 2005	June 30, 2004

Current liabilities	$—	$986
Net liabilities of discontinued operations	$—	$986

The Company was obligated to pay US$1,500 over 18 months commencing April 2002 and ending in September 2004, and to provide US$1,500 in software licenses and/or services to Carl Zeiss Inc.  (“Zeiss”) during the period December 10, 2001 to December 1, 2004 in settlement of discontinued operations liabilities.  The cash liability of US$1,500 was fully paid. During the nine months ended March 31, 2005, the Company provided services and software licenses of $823 in complete settlement of the remaining non-cash liabilities (services and licenses provided during nine months ended March 31, 2004 – $361).

	Three Months Ended March 31		Nine Months Ended March 31
Statement of Operations	2005	2004	2005	2004

Revenue	$—	$—	$—	$—

Income from operations	—	—	—	—
Gain on disposition of discontinued operations	—	—	35	—
Gain from discontinued operations	$—	$—	$35	$—

Earnings per share from discontinued operations:
Basic	$—	$—	$—	$—
Diluted	$—	$—	$—	$—

	Three Months Ended March 31		Nine Months Ended March 31
Statement of Cash Flows	2005	2004	2005	2004

Operating activities	$—	$9	$(35)	$(374)
Financing activities	—	—	—	—
Investing activities	—	—	—	—

Cash used in discontinued options	$—	$9	$(35)	$(374)

7.             Segmented information and major customers:

The Company is a leading independent provider of medical technologies used worldwide by key medical device manufacturers, healthcare information technology companies, hospitals, imaging centres, and medical clinics.  The Company’s products include 2D and 3D medical imaging software applications, components, platforms, imaging system solutions and workstations and custom engineering services.  The Company serves one industry segment, medical imaging and related information solutions.

All of the Company’s revenues are exported as follows:

	Three Months Ended March 31		Nine Months Ended March 31
	2005	2004	2005	2004

United States	$15,526	$2,098	$37,342	$11,965
Asia	8,452	4,155	19,847	10,802
Europe	417	7,197	2,520	12,934
	$24,395	$13,450	$59,709	$35,701

The following are product and service revenues of the Company:

	Three Months Ended March 31		Nine Months Ended March 31
	2005	2004	2005	2004

Software licenses	$13,194	$9,675	$32,344	$23,017
Engineering services	2,079	2,927	8,561	8,858
Solutions and workstations	5,322	—	11,343	—
Support services and other	3,800	848	7,461	3,826
	$24,395	$13,450	$59,709	$35,701

All of the capital assets of continuing operations are substantially located in North America.  Revenues to customers that individually generate more than 10% of revenue are as follows:

	Three Months Ended March 31		Nine Months Ended March 31
	2005	2004	2005	2004

Customer A	14%	11%	11%	16%
Customer B	—	1%	—	13%
Customer C	14%	4%	6%	2%
Customer D	3%	6%	2%	20%
Customer E	—	49%	—	18%
Customer F	12%	—	19%	—

At March 31, 2005, three customers accounted for 18%, 17% and 11%, respectively of trade accounts receivable (June 30, 2004 – three customers at 19%, 13% and 12%, respectively).

8.             Stock-based compensation:

The Company issues stock options under the terms of its Stock Option Plan (the “Plan”).  At the Annual and Special Meeting held in Toronto on October 18, 2004, the shareholders of the Company provided approval to amend the Plan to increase the maximum number of stock options which may be issued under the Plan from 4,200,000 options to 5,700,000 options.

During the fourth quarter of fiscal 2004, as permitted under the transitional provisions of the amended CICA Section 3870, the Company prospectively adopted the fair value method of accounting for all employee stock based awards granted on or after July 1, 2003.  This resulted in stock based compensation expense of $330 during the current quarter and $574 for the nine month period ended March 31, 2005 and recorded in the statement of operations as follows: Three month period ended March 31, 2005: cost of sales - $38, research and development - $59, sales and marketing $69, and general and administrative - $164  Nine month period ended March 31, 2005: cost of sales - $75, research and development - $129, sales and marketing - $133 general and administrative - $237.

For the options granted during the year ended June 30, 2004, for which no charge has been recorded, the Company is required to provide pro-forma disclosure of the net income and earnings per share, as if the fair value-based method, as opposed to the intrinsic value based method of accounting for employee stock options, had been applied.  The disclosures in the following table show the Company’s net income and earnings per share on a pro-forma basis using the fair value method, on a straight-line basis, as determined by using a Black-Scholes option pricing model.

	Three Months Ended March 31		Nine Months Ended March 31
	2005	2004	2005	2004

Net income – as reported	$6,213	$5,128	$14,330	$10,706
Estimated stock-based compensation costs	(77)	(149)	(230)	(375)
Net income – pro-forma	$6,136	$4,979	$14,100	$10,331

Pro-forma earnings per share:
Basic	$0.19	$0.19	$0.45	$0.42
Diluted	$0.18	$0.17	$0.42	$0.37

The weighted average grant date fair value of options granted was calculated as follows using a Black-Scholes option pricing model with the following assumptions:

	Three Months Ended March 31		Nine Months Ended March 31
	2005	2004	2005	2004

Number of options issued	39,500	15,000	969,500	405,000
Weighted average grant date value of each option	$6.77	$5.09	$4.87	$2.55

Assumptions:
Risk free interest rates	4.0%	4.0%	4.0%	4.0%
Expected life in years	5.0	5.0	5.0	5.0
Expected dividend yield	—	—	—	—
Volatility	50%	95%	50%	95%

9.             Other charges:

	Three Months Ended March 31		Nine Months Ended March 31
	2005	2004	2005	2004
Operating leases	$27	$69	$101	$360
Bad debt expense	45	45	388	464
Foreign exchange loss (gain)	193	(25)	1,412	463
Recovery of employee loans	—	(78)	—	(1,080)
Merger expenses (note 12)	1,144	—	1,144	—
Other expense (income)	(89)	11	(163)	33
	$1,320	$22	$2,882	$240

10.          Earnings per share:

The weighted average number of common shares outstanding is as follows:

	Three Months Ended March 31		Nine Months Ended March 31
	2005	2004	2005	2004
Weighted average number of common shares outstanding, for basic earnings per share	31,680,694	26,007,932	31,519,494	24,723,842
Shares held as security on share purchase loans	165,834	165,834	165,834	165,834
Incremental shares from assumed conversion of employee stock options	1,955,233	2,143,760	1,791,982	2,705,952
Incremental shares from assumed conversion of share purchase warrants	—	298,164	—	585,157
Dilutive effect of convertible debentures	—	133,403	—	866,363
Weighted average number of common shares outstanding, for diluted earnings per share	33,801,761	28,749,093	33,477,310	28,047,148

Options to purchase 37,500 and 312,500 common shares were excluded from the calculation of diluted earnings per share for the three months and nine months period ended March 31, 2005, respectively (three months and nine months ended March 31, 2004 – 363,900, and 475,425, respectively) because the options exercise price was greater than the average market price of the Company’s common shares and, therefore, the effect would be anti-dilutive.

11.                               Reconciliation of Canadian GAAP to US GAAP

The consolidated financial statements of the Company have been prepared in accordance with GAAP as applied in Canada.

The following reconciles financial statements amounts in accordance with United States GAAP.

a)             Consolidated statements of operations:

	Three Months Ended March 31		Nine Months Ended March 31
	2005	2004	2005	2004
Income from continuing operations, Canadian GAAP	$6,213	$5,128	$14,295	$10,706
Recovery for employee share purchase loans receivable (i)	—	(78)	—	(1,030)
Accretion of interest on debt component of convertible debentures (ii)	—	—	—	36
Purchased in-process research and development expense (iii)	—	32	—	95
Income from continuing operations, United States GAAP	6,213	5,082	14,295	9,807
Income from discontinued operations	—	—	35	—
Net income , United States GAAP	$6,213	$5,082	$14,330	$9,807

	Three Months Ended March 31		Nine Months Ended March 31
	2005	2004	2005	2004
Earnings per share from continuing operations:
Basic earnings (loss) per share	$0.20	$0.20	$0.45	$0.40
Diluted earnings (loss) per share	$0.18	$0.18	$0.43	$0.35
Earnings per share from discontinued operations:
Basic earnings (loss) per share	$—	$—	$—	$—
Diluted earnings (loss) per share	$—	$—	$—	$—
Earnings per share:
Basic earnings (loss) per share	$0.20	$0.20	$0.45	$0.40
Diluted earnings (loss) per share	$0.18	$0.18	$0.43	$0.35

The significant differences between Canadian and United States GAAP and their effect on the consolidated financial statements of the Company are described below:

(i)        Under Canadian GAAP, employee share purchase loans were included in loans receivable.  Under United States GAAP, the loans would be classified as a reduction of shareholders’ equity.  As a result, the related provision recorded for these loans receivable for Canadian GAAP purposes is required to be reversed to comply with United States GAAP.  As noted under United States GAAP the plans would be considered to be fixed plans and a compensation adjustment would only be required to the extent that the arrangement was modified or a direct award of the underlying stock ultimately occurred.  Due to this difference, the provision for these loans for purposes of Canadian GAAP would not be recorded under United States GAAP.

(ii)       The Company recorded a compound instrument under Canadian GAAP in connection with the unsecured convertible debentures issued in 2002 all of which were converted to commons shares by January 15, 2004..  United States GAAP does not permit separate recognition of the financial liability and equity components.  Accordingly, the note payable would be classified entirely as notes payable for United States GAAP reporting purposes and the interest accretion related to the fair market valuation of the interest rate on the debt component would be added back on the statement of operations for United States GAAP purposes.

(iii)      Under Financial Accounting Standards Board (“FASB”) Statement No. 2, “Accounting for Research and Development Costs,” acquired in-process research and development having no alternative future use must be written off at the time of acquisition.  The Company acquired in-process research and development as part of the business combination with Dicomit in May 2000 which represents products in the development stage not considered to have reached technological feasibility at the time of acquisition.  Such costs are required to be expensed under United States GAAP.  For the three and nine month period ended March 31, 2005 and 2004, the adjustment represents the reversal of amortization of the capitalized in-process research and development under Canadian GAAP.

b)            Consolidated balance sheet:

As of March 31, 2005, there are no material differences between Canadian GAAP and US GAAP except for $1,217 that relates to value assigned to workforce and included in goodwill during fiscal 2002 that was fully amortized for US GAAP purposes and therefore, should be reflected as a decrease in goodwill and shareholder’s equity for US GAAP purposes.

c)             Consolidated statements of shareholders’ equity (deficiency) under United States GAAP:

	Three Months Ended March 31		Nine Months Ended March 31
	2005	2004	2005	2004
Deficit, beginning of period	$(88,115)	$(106,174)	$(96,232)	$(110,899)
Net income	6,213	5,082	14,330	9,807
Deficit, end of year	$(81,902)	$(101,092)	$(81,902)	$(101,092)

d)            Consolidated statements of cash flow:

Canadian GAAP permits the disclosure of a subtotal of the amount of funds provided by operations before changes in non-cash working capital items in the statements of consolidated cash flows.  United States GAAP does not permit this subtotal to be included.

12.          Merger Transaction:

On January 17 2005, the Company entered into a definitive agreement to merge in an all-stock transaction with Merge Technologies Incorporated (“Merge eFilm), a leading global healthcare software and services company.  In connection with the merger transaction, Merge eFilm will issue either 0.587 Merge eFilm common shares, or 0.587 shares of a newly created class of Canadian exchangeable shares for each Cedara common share. The transaction is subject to approval by shareholders of each company, regulatory approvals and other customary closing conditions.  The special meeting of the shareholders of the Company to consider the transaction with Merge eFilm is scheduled for May 24, 2005.

Merger related costs incurred by the Company have been expensed as incurred.